EXHIBIT 24.2A

SECRETARY’S CERTIFICATE

I, Arnaud Remy, Secretary of BNP Paribas Mortgage Securities LLC, hereby certify that the copy of the resolutions attached hereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of BNP Paribas Mortgage Securities LLC by unanimous written consent in lieu of a meeting on May 19, 2009. Such resolutions have not been amended or modified and are now in full force and effect in the form attached.

IN WITNESS WHEREOF, I have signed this Certificate on this 19th day of May, 2009.

/s/ Arnaud Remy
Secretary

CONSENT TO ACTION TAKEN WITHOUT MEETING
IN LIEU OF MEETING
OF
BOARD OF DIRECTORS
OF
BNP PARIBAS MORTGAGE SECURITIES LLC
a Delaware limited liability company

The undersigned, being the duly elected and qualified members of the board of directors (the “Board of Directors”) of BNP Paribas Mortgage Securities LLC, a Delaware limited liability company (the “Company”), do hereby consent in writing that the following resolutions shall have the same force and effect as if adopted at a meeting of the Board of Directors:

RESOLVED, that each of the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the directors and such other officers as are specifically authorized by the Chief Executive Officer in their capacities as such (each, an “Authorized Officer”) is hereby authorized to sign and cause to be filed with the Securities and Exchange Commission on behalf of the Company, in accordance with the provisions of the Securities Act of 1933 and the Securities and Exchange Commission’s rules and regulations thereunder, a Registration Statement on Form S-3 (the “Registration Statement”), and any amendments thereto, with respect to the registration of an additional one million ($1,000,000) Mortgage Pass-Through Certificates and Mortgage-Backed Notes (together, the “Securities”);

RESOLVED, that each of the Authorized Officers is hereby also authorized to sign on behalf of the Company and cause to be filed such amendments and supplements to the Registration Statement, including, without limitation, the financial statements and schedules, exhibits and form of Prospectus required as a part thereof, which each such Authorized Officer in his or her sole discretion find necessary or desirable in order to effect the registration and takedown therefrom;

RESOLVED, that each of the Authorized Officers of the Company and its counsel with full authorization to act without the others, is hereby authorized to appear on behalf of the Company before the Securities and Exchange Commission in connection with any matter relating to the Registration Statement and to any amendment thereto;

RESOLVED, that each of the Authorized Officers, with full authority to act without each of  the others, is hereby authorized to execute, in the name and on behalf of the Company, one or more Powers of Attorney, constituting and appointing the attorney-in-fact and agent of the Company with full power to act without the others, to sign the Registration Statement and any and all amendments thereto, with power where appropriate to affix the  seal of the Company and to attest said seal, to file the Registration Statement and each amendment so signed with all exhibits thereto with the Securities and Exchange Commission;

RESOLVED, that Christian Mundigo is hereby designated to act on behalf of the Company as the agent for service of process in connection with the Registration Statement and authorized to receive notices and communications from the Securities and Exchange Commission in connection with the Registration Statement;

RESOLVED, that each of the Authorized Officers or the Secretary of the Company, with full authority to act without the others, is hereby authorized and directed in the name and on behalf of the Company to take any and all actions which he or she may deem necessary or advisable in order to obtain a permit, register or qualify the Securities for issuance and sale or to request an exemption from registration of the Securities, to register or obtain a license of the Company as a dealer or broker under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, file and publish all such applications, reports, issuer’s covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments as may be deemed by such officer to be useful or advisable to be filed, and that the Board of Directors hereby adopts the form of any and all resolutions required by any such state authority in connection with any such applications, reports, issuer’s covenants, irrevocable consents to service of process, powers of attorney and other papers, agreements, documents and instruments if (i) in the opinion of the officer of the Company so acting the adoption of such resolutions is necessary or advisable and (ii) the Secretary of the Company evidences such adoption by filing with this Unanimous Written Consent copies of such resolutions, which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in this Unanimous Written Consent as part of this resolution with the same force and effect as if included herein, and that the Authorized Officers and the Secretary of the Company take any and all further action which they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interest of the Company;

RESOLVED, that it is in the best interests of the Company that the Securities be qualified or registered for sale in various states, that each of the Authorized Officers and the Secretary of the Company and its counsel is hereby authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as such Authorized Officers and the Secretary may deem advisable, that each of such Authorized Officers and Secretary is hereby authorized to perform on behalf of the Company any and all such acts as he or she may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and the execution by any such Authorized Officer or Secretary of any such paper or document or the doing by any of them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents to be executed and the action so taken;

RESOLVED, that (i) the establishment of the trust fund (the “Trust Fund”) for any series (a “Series”) of Securities, (ii) the issuance and sale of the Securities of such Series, with such designations, original principal amounts, pass-through rates, interest rates and such other terms, all substantially as set forth in the Registration Statement and the Prospectus and Prospectus Supplement relating to such Series and (iii) the conveyance to the Trust Fund of mortgage loans having aggregate principal amounts approximately equal to the aggregate principal amounts of the Securities which constitute such Series, in return for such Securities, are hereby approved by the Company;

RESOLVED, that (i) the proposed form and terms of the Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement, Indenture or any other related agreement, document or instrument for any Series of Securities (collectively, the “Offering Documents”), as described in the Registration Statement and the Prospectus and the Prospectus Supplement relating to such Series, are hereby approved by the Company and (ii) each of the authorized Officers is hereby authorized to execute and deliver the Offering Documents, generally in a form previously executed by the Company, with such changes as any of the Authorized Officers may deem necessary or advisable;

RESOLVED, that the preparation of a Prospectus Supplement relating to the Securities of each Series and the use of the Prospectus Supplement and Prospectus in connection with the sale of the Securities offered thereby is hereby approved;

RESOLVED, that the proposed form and terms of any Underwriting Agreement among one or more underwriters and the Company, as described in the Registration Statement and any  Prospectus and Prospectus Supplement for each Series is hereby approved, and each of the Authorized Officers is hereby authorized to execute and deliver any such Underwriting Agreements, generally in a form previously executed by the company, with such changes as any of the Authorized Officers may deem necessary or advisable;

RESOLVED, that each of the Authorized Officers is hereby authorized to request the Trustee under the applicable Articles and Sections of the Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement or Indenture to authenticate, or cause the Certificate Registrar to authenticate, the Securities of any Series and to deliver the same in accordance with the orders of the Company;

RESOLVED, that, upon such request, the execution of the Securities for such Series by the Trustee under the applicable Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement or Indenture and their authentication by the Trustee or the Certificate Registrar is authorized by the Company, and each of the Authorized Officers is hereby authorized, upon receipt of the price for the underwritten Securities stated in any Underwriting Agreement to be paid to the Company, to deliver or cause to be delivered such underwritten Securities in accordance with the terms of such Underwriting Agreement;

RESOLVED, that each class or classes of Securities of any Series created and issued under any Pooling and Servicing Agreement, Servicing Agreement, Trust Agreement or Indenture is hereby authorized to be sold pursuant to any applicable Underwriting Agreement or Purchase Agreement, or any similar agreement, generally in a form previously executed by the Company with such changes as any of the Authorized Officers may deem necessary or advisable either at the time of issuance or thereafter, including for the purpose of creating a new Series of Securities;

RESOLVED, that the execution of any agreement, instrument or document by an Authorized Officer of the Company pursuant to these resolutions shall constitute conclusive evidence of the approval of, and of that Authorized Officer’s authority to execute, such agreement, instrument or document;

RESOLVED, that each the Authorized Officers and the Secretary of the Company is hereby authorized to take any other action and execute and deliver any other agreements, documents, and instrument, including powers of attorney, as any of the Authorized Officers or the Secretary deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions;

RESOLVED, that each of the Authorized Officers and the Secretary of the Company and any attorney-in-fact of the Company is hereby authorized to attest and affix the seal of the Company to any agreement, instrument or document executed pursuant to any of the foregoing resolutions by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof;

RESOLVED, that each act of any of the officers or directors of the Company, or any person or persons designated and authorized to act by any of them, which act would have been authorized by the foregoing resolutions except that such act was taken prior to the adoption of those resolutions, is hereby severally ratified, confirmed, approved and adopted as an act in the name of and on behalf of the Company;

RESOLVED, that each action of the Board of Directors, the Authorized Officers and the Secretary of the Company in furtherance of the purposes of the foregoing resolutions, whether taken before or after the adoption or effectiveness of these resolutions is hereby approved, confirmed, ratified and adopted.

IN WITNESS WHEREOF, the undersigned Board of Directors have executed this Unanimous Written Consent this 19th day of May, 2009.

/s/ Christian Mundigo
Christian Mundigo

/s/ Arnaud Remy
Arnaud Remy